The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 8, 2022

JPMorgan Chase Financial Company LLC	June 2022

          Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated June     , 2022

Filed pursuant to Rule 424(b)(2))

Structured Investments

Opportunities in International Equities

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Buffered PLUS will pay no interest and provide a minimum payment at maturity of only 10.00% of the stated principal amount. At maturity, if the ETF Shares have appreciated in price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the ETF Shares, subject to a maximum payment at maturity. If the ETF Shares have declined in price but have not declined by more than the specified buffer amount, investors will receive the stated principal amount of their investment. However, if the ETF Shares have declined by more than the buffer amount, at maturity investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10.00% of the stated principal amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the ETF Shares. The Buffered PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Buffered PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Buffered PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Buffered PLUS.

SUMMARY TERMS
Issuer:		JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:		JPMorgan Chase & Co.
ETF Shares:		Shares of the iShares® MSCI Emerging Markets ETF (Bloomberg ticker: EEM UP Equity)
Aggregate principal amount:		$
Payment at maturity:		If the final share price is greater than the initial share price, for each $10 stated principal amount Buffered PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10.00%, for each $10 stated principal amount Buffered PLUS,
$10
If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 10.00%, for each $10 stated principal amount Buffered PLUS,
($10 × share performance factor) + $1.00
This amount will be less than the stated principal amount of $10 per Buffered PLUS. However, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered PLUS at maturity.
Leveraged upside payment:		$10 × leverage factor × share percent increase
Share percent increase:		(final share price – initial share price) / initial share price
Leverage factor:		200%
Buffer amount:		10.00%
Share performance factor:		final share price / initial share price
Maximum payment at maturity:		At least $13.235 (at least 132.35% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $13.235 per Buffered PLUS.
Minimum payment at maturity:		$1.00 per Buffered PLUS (10.00% of the stated principal amount)
Stated principal amount:		$10 per Buffered PLUS
Issue price:		$10 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:		June , 2022 (expected to price on or about June 30, 2022)
Original issue date (settlement date):		July , 2022 (3 business days after the pricing date)
Valuation date:		December 31, 2024, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” in the accompanying product supplement
Maturity date:		January 6, 2025, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:		J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Buffered PLUS	$10.00	$0.25(2)	$9.70
$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Buffered PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Buffered PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.25 per $10 stated principal amount Buffered PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount Buffered PLUS.

If the Buffered PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the Buffered PLUS would be approximately $9.578 per $10 stated principal amount Buffered PLUS. The estimated value of the Buffered PLUS on the pricing date will be provided in the pricing supplement and will not be less than $9.30 per $10 stated principal amount Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document for additional information.

Investing in the Buffered PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 7 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Buffered PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Buffered PLUS” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Initial share price:	The closing price of one ETF Share on the pricing date
Final share price:	The closing price of one ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
CUSIP / ISIN:	48133E579 / US48133E5794
Listing:	The Buffered PLUS will not be listed on any securities exchange.

June 2022	Page 2

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the ETF Shares that enhances returns for a certain range of potential positive performance of the ETF Shares.
▪	To potentially achieve similar levels of upside exposure to the ETF Shares as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.
▪	To obtain a buffer against a specified level of negative performance in the ETF Shares.

Maturity:	30 months
Leverage factor:	200%
Buffer amount:	10.00%
Maximum payment at maturity:	At least $13.235 (at least 132.35% of the stated principal amount) per Buffered PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	$1.00 per Buffered PLUS. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity.

Supplemental Terms of the Buffered PLUS

For purposes of the accompanying product supplement, the iShares® MSCI Emerging Markets ETF is a “Fund.”

June 2022	Page 3

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

Buffered PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, while providing limited protection against negative performance of the underlying asset. If the underlying asset has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the underlying asset, subject to the minimum payment at maturity. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated and (i) if the underlying asset has not depreciated by more than the specified buffer amount, investors will receive the stated principal amount of their investment, or (ii) if the underlying asset has depreciated by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90.00% of the stated principal amount of the Buffered PLUS at maturity.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the ETF Shares.
Upside Scenario	The ETF Shares increase in price and, at maturity, the Buffered PLUS pay the stated principal amount of $10 plus a return equal to 200% of the share percent increase, subject to the maximum payment at maturity of at least $13.235 (at least 132.35% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final share price is equal to the initial share price or declines in price by no more than 10.00% and, at maturity, the Buffered PLUS pay the stated principal amount of $10 per Buffered PLUS.
Downside Scenario	The ETF Shares decline in price by more than 10.00% and, at maturity, the Buffered PLUS pay an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decline of the final share price from the initial share price, plus the buffer amount of 10.00%. (Example: if the ETF Shares decrease in price by 20%, the Buffered PLUS will pay an amount that is less than the stated principal amount by 20% plus the buffer amount of 10.00%, or $9.00 per Buffered PLUS.) The minimum payment at maturity is $1.00 per Buffered PLUS, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.
June 2022	Page 4

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$10 per Buffered PLUS
Leverage factor:	200%
Hypothetical maximum payment at maturity:	$13.235 (132.35% of the stated principal amount) per Buffered PLUS (which represents the lowest hypothetical maximum payment at maturity)*
Minimum payment at maturity:	$1.00 per Buffered PLUS
* The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $13.235 per Buffered PLUS.
Buffered PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final share price is greater than the initial share price, for each $10 principal amount Buffered PLUS investors will receive the $10 stated principal amount plus a return equal to 200% of the appreciation of the ETF Shares over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the Buffered PLUS, an investor will realize the hypothetical maximum payment at maturity at a final share price of 116.175% of the initial share price.
▪	Par Scenario. If the final share price is equal to the initial share price or is less than the initial share price but has decreased from the initial share price by an amount less than or equal to the buffer amount of 10.00%, investors will receive the stated principal amount of $10 per Buffered PLUS.
▪	Downside Scenario. If the final share price is less than the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 10.00%, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final share price from the initial share price, plus the buffer amount of 10.00%. The minimum payment at maturity is $1.00 per Buffered PLUS.
▪	For example, if the ETF Shares depreciate 50.00%, investors will lose 40.00% of their principal and receive only $6.00 per Buffered PLUS at maturity, or 60.00% of the stated principal amount.

June 2022	Page 5

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The hypothetical returns and hypothetical payments on the Buffered PLUS shown above apply only if you hold the Buffered PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

June 2022	Page 6

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to the Buffered PLUS Generally

▪	Buffered PLUS do not pay interest and you could lose up to 90.00% of your principal at maturity. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10.00% of your principal, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. If the final share price has declined by an amount greater than the buffer amount of 10.00% from the initial share price, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the price of the ETF Shares, plus $1.00 per Buffered PLUS. Accordingly, you could lose up to 90.00% of your principal.
▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of at least $13.235 (at least 132.35% of the stated principal amount) per Buffered PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 132.35% of the stated principal amount for the Buffered PLUS, any increase in the final share price by more than 16.175% (if the maximum payment at maturity is set at 132.35% of the stated principal amount) will not further increase the return on the Buffered PLUS.
▪	The Buffered PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Buffered PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Buffered PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Buffered PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Buffered PLUS. If these affiliates do not make payments to us and we fail to make payments on the Buffered PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Secondary trading may be limited. The Buffered PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. JPMS may act as a market maker for the Buffered PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Buffered PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Buffered PLUS.
▪	The final terms and estimated valuation of the Buffered PLUS will be provided in the pricing supplement. The final terms of the Buffered PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the Buffered PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the Buffered PLUS
June 2022	Page 7

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

based on the minimums for the estimated value of the Buffered PLUS and the maximum payment at maturity.

▪	The tax consequences of an investment in the Buffered PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Buffered PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Buffered PLUS described in “Additional Information about the Buffered PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the Buffered PLUS, the timing and character of any income or loss on the Buffered PLUS could differ materially and adversely from our description herein.

Even if the treatment of the Buffered PLUS is respected, the IRS may assert that the Buffered PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case any gain recognized in respect of the Buffered PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the Buffered PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Buffered PLUS.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

▪	You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Buffered PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Buffered PLUS, including acting as calculation agent and as an agent of the offering of the Buffered PLUS, hedging our obligations under the Buffered PLUS and making the assumptions used to determine the pricing of the Buffered PLUS and the estimated value of the Buffered PLUS, which we refer to as the estimated value of the Buffered PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Buffered PLUS. The calculation agent will determine the initial share price and the final share price and will calculate the amount of payment you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Buffered PLUS and the value of the Buffered PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Buffered PLUS could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines. Please refer to

June 2022	Page 8

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Buffered PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Buffered PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the ETF Shares and, as a result, could decrease the amount an investor may receive on the Buffered PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price and, therefore, could potentially increase the level that the final share price must reach before you receive a payment at maturity that exceeds the issue price of the Buffered PLUS or so that you do not suffer a loss on your initial investment in the Buffered PLUS. Additionally, these hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the final share price and, accordingly, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Buffered PLUS declines

Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS

▪	The estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS. The estimated value of the Buffered PLUS is only an estimate determined by reference to several factors. The original issue price of the Buffered PLUS will exceed the estimated value of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates. The estimated value of the Buffered PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Buffered PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Buffered PLUS that are greater than or less than the estimated value of the Buffered PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Buffered PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the Buffered PLUS from you in secondary market transactions. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The estimated value of the Buffered PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. See “Additional Information about the Buffered PLUS — The estimated value of the Buffered PLUS” in this document.
▪	The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs
June 2022	Page 9

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Buffered PLUS — Secondary market prices of the Buffered PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Buffered PLUS during this initial period may be lower than the value of the Buffered PLUS as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS. Any secondary market prices of the Buffered PLUS will likely be lower than the original issue price of the Buffered PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Buffered PLUS. As a result, the price, if any, at which JPMS will be willing to buy Buffered PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Buffered PLUS.

The Buffered PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Buffered PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors. The secondary market price of the Buffered PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one share of the ETF Shares, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the ETF Shares;
o	the time to maturity of the Buffered PLUS;
o	the dividend rates on the ETF Shares and the equity securities underlying the ETF Shares;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities underlying the ETF Shares trade and the correlation among those rates and the price of one ETF Share;
o	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Buffered PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Buffered PLUS, if any, at which JPMS may be willing to purchase your Buffered PLUS in the secondary market.

Risks Relating to the ETF Shares

▪	Investing in the Buffered PLUS is not equivalent to investing in the ETF Shares. Investing in the Buffered PLUS is not equivalent to investing in the ETF Shares, the index tracked by the ETF Shares, which we refer to as the underlying index, or the stocks underlying the ETF Shares or the underlying index. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the reference index or the stocks held by the ETF Shares or the underlying index.
June 2022	Page 10

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	Adjustments to the ETF Shares or the underlying index could adversely affect the value of the Buffered PLUS. Those responsible for calculating and maintaining the ETF Shares and the underlying index, can add, delete or substitute the components of the ETF Shares or the underlying index, or make other methodological changes that could change the value of the ETF Shares or the underlying index. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the Buffered PLUS.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the Buffered PLUS.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying index as well as the net asset value per ETF Share. The iShares® MSCI Emerging Markets ETF does not fully replicate the underlying index and may hold securities different from those included in the underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of the underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as its net asset value per ETF Share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

▪	The Buffered PLUS are subject to risks associated with securities issued by non-U.S. companies. The equity securities underlying the ETF Shares have been issued by non-U.S. companies. Investments in Buffered PLUS linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The Buffered PLUS are subject to currency exchange risk. Because the prices of the equity securities underlying the ETF Shares are converted into U.S. dollars for the purposes of calculating the net asset value of the ETF Shares, holders of the Buffered PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities underlying the ETF Shares are traded. Your net exposure will depend on the extent to which the currencies in which securities underlying the ETF Shares are traded
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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities underlying the ETF Shares are traded, the net asset value of the ETF Shares will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	The Buffered PLUS entail emerging markets risk. The equity securities underlying the ETF Shares have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	Recent executive orders may adversely affect the performance of the ETF Shares. Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the underlying index for the iShares® MSCI Emerging Markets ETF has recently removed the equity securities of a small number of companies from that underlying index in response to these executive orders and, as a result, these stocks have also been removed from the iShares® MSCI Emerging Markets ETF. If the issuer of any of the equity securities held by the iShares® MSCI Emerging Markets ETF is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the ETF Shares. In addition, under these circumstances, each of the sponsor of the underlying index for the iShares® MSCI Emerging Markets ETF and the iShares® MSCI Emerging Markets ETF is expected to remove the equity securities of that company from that underlying index and the iShares® MSCI Emerging Markets ETF, respectively. Any changes to the composition of the iShares® MSCI Emerging Markets ETF in response to these executive orders could adversely affect the performance of the ETF Shares.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Buffered PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Buffered PLUS or the ETF Shares, or engaging in transactions in them, and any such action could adversely affect the value of the Buffered PLUS or the ETF Shares. These legislative and regulatory actions could result in restrictions on the Buffered PLUS. You may lose a significant portion or all of your initial investment in the Buffered PLUS if you are forced to divest the Buffered PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Buffered PLUS has declined
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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Buffered PLUS may be materially and adversely affected.

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc. (“iShares®”), a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which we refer to as the underlying index with respect to the iShares® MSCI Emerging Markets ETF. The underlying index with respect to the iShares® MSCI Emerging Markets ETF is currently the MSCI Emerging Markets Index. Information provided to or filed with the SEC by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information about the iShares® MSCI Emerging Markets ETF, see the information set forth under “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

Information as of market close on June 7, 2022:

Bloomberg Ticker Symbol:	EEM
Current Closing Price:	$42.73
52 Weeks Ago (on 6/7/2021):	$55.71
52 Week High (on 6/7/2021):	$55.71
52 Week Low (on 5/12/2022):	$39.40

The following table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the ETF Shares for each quarter in the period from January 3, 2017 through June 7, 2022. The graph following the table sets forth the daily closing prices of the ETF Shares during the same period. The closing price of one ETF Share on June 7, 2022 was $42.73. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits. The historical closing prices of the ETF Shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share on the valuation date.

iShares® MSCI Emerging Markets ETF	High	Low	Period End
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
First Quarter	$52.08	$45.69	$48.28
Second Quarter	$48.14	$42.33	$43.33
Third Quarter	$45.03	$41.14	$42.92
Fourth Quarter	$42.93	$38.00	$39.06
2019
First Quarter	$43.71	$38.45	$42.92
Second Quarter	$44.59	$39.91	$42.91
Third Quarter	$43.42	$38.74	$40.87
Fourth Quarter	$45.07	$40.27	$44.87
2020
First Quarter	$46.30	$30.61	$34.13
Second Quarter	$41.19	$32.67	$39.99
Third Quarter	$45.55	$40.44	$44.09
Fourth Quarter	$51.70	$43.99	$51.67
2021
First Quarter	$57.96	$51.68	$53.34
Second Quarter	$56.09	$52.01	$55.15
Third Quarter	$54.84	$49.50	$50.38
Fourth Quarter	$52.50	$47.44	$48.85
2022
First Quarter	$50.85	$41.54	$45.15
Second Quarter (through June 7, 2022)	$46.71	$39.40	$42.73

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Historical Performance – Daily Closing Prices January 3, 2017 to June 7, 2022

70
60
50
40
30
20
10
0
Price ($)
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Source: Bloomberg

This document relates only to the Buffered PLUS offered hereby and does not relate to the ETF Shares.  We have derived all disclosures contained in this document regarding the iShares® MSCI Emerging Markets ETF from the publicly available documents described in the first paragraph under this “iShares® MSCI Emerging Markets ETF Overview” section, without independent verification.  In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI Emerging Markets ETF.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “iShares® MSCI Emerging Markets ETF Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time we price the Buffered PLUS) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® MSCI Emerging Markets ETF could affect the value received at maturity, if any, with respect to the Buffered PLUS and therefore the trading prices of the Buffered PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

The MSCI Emerging Markets Index.  The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. For additional information about the MSCI Emerging Markets Index, see the information set forth under “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.

June 2022	Page 15

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 Buffered PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Buffered PLUS:

The estimated value of the Buffered PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Buffered PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Buffered PLUS. The estimated value of the Buffered PLUS does not represent a minimum price at which JPMS would be willing to buy your Buffered PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Buffered PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Buffered PLUS as well as the higher issuance, operational and ongoing liability management costs of the Buffered PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Buffered PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Buffered PLUS and any secondary market prices of the Buffered PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Buffered PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Buffered PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS does not represent future values of the Buffered PLUS and may differ from others’ estimates” in this document.

The estimated value of the Buffered PLUS will be lower than the original issue price of the Buffered PLUS because costs associated with selling, structuring and hedging the Buffered PLUS are included in the original issue price of the Buffered PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS and the estimated cost of hedging our obligations under the Buffered PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Buffered PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS — The estimated value of the Buffered PLUS will be lower than the original issue price (price to public) of the Buffered PLUS” in this document.

Secondary market prices of the Buffered PLUS:	For information about factors that will impact any secondary market prices of the Buffered PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market
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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Prices of the Buffered PLUS —Secondary market prices of the Buffered PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Buffered PLUS will be partially paid back to you in connection with any repurchases of your Buffered PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Buffered PLUS. The length of any such initial period reflects the structure of the Buffered PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Buffered PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Buffered PLUS —The value of the Buffered PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Buffered PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Buffered PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your Buffered PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your Buffered PLUS should be treated as long-term capital gain or loss if you hold your Buffered PLUS for more than a year, whether or not you are an initial purchaser of the Buffered PLUS at the issue price. The Buffered PLUS could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Buffered PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the Buffered PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Buffered PLUS. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Buffered PLUS described above, in which case the timing and character of any income or loss on your Buffered PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Buffered PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Buffered PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.
Supplemental use of proceeds and hedging:

The Buffered PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Buffered PLUS. See “How the Buffered PLUS Work” in this document for an illustration of the risk-return profile of the Buffered PLUS and “iShares® MSCI Emerging Markets ETF Overview” in this document for a description of the market exposure provided by the Buffered PLUS.

The original issue price of the Buffered PLUS is equal to the estimated value of the Buffered PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Buffered PLUS, plus the estimated cost of hedging our obligations under the Buffered PLUS.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Buffered PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Buffered PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the Buffered PLUS will be made against payment for the Buffered PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the Buffered PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Canada

The Buffered PLUS may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario) (the “OSA”), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI-33-103”).

Accordingly, by placing a purchase order for Buffered PLUS, each purchaser of Buffered PLUS in Canada will be deemed to have represented to the issuer, the guarantor and each agent and dealer participating in the sale of the notes that such purchaser:

•        is an “accredited investor” as defined in section 1.1 of NI 45-106 or subsection 73.3(1) of the OSA and is either purchasing the Buffered PLUS as principal for its own account, or is deemed to be purchasing the Buffered PLUS as principal by applicable law;

•        is a “permitted client” as defined in section 1.1 of NI 31-103 and, in particular, if the purchaser is an individual, he or she beneficially owns financial assets (as defined in section 1.1 of NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CAD $5,000,000;

•        is not a company or other entity created or being used solely to purchase or hold Buffered PLUS as an “accredited investor”; and

•        is not an “insider” of the issuer or the guarantor and is not registered as a dealer, adviser or otherwise under the securities laws of any province or territory of Canada.

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JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Buffered PLUS are being distributed in Canada on a private placement basis only and therefore any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Each of the issuer and the guarantor is not a reporting issuer in any province or territory in Canada and the Buffered PLUS are not listed on any stock exchange in Canada and there is currently no public market for the Buffered PLUS in Canada. Each of the issuer and the guarantor currently has no intention of becoming a reporting issuer in Canada, filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Buffered PLUS to the public, or listing its Buffered PLUS on any stock exchange in Canada. Canadian purchasers are advised to seek legal advice prior to any resale of the Buffered PLUS.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

The issuer, the guarantor, the agents and the dealers are relying on the statutory exemption contained in section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), which provides that the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering are not applicable.

By purchasing Buffered PLUS, the purchaser acknowledges that the issuer, the guarantor, the agents and the dealers and their respective agents and advisers may each collect, use and disclose its name, telephone number, address, the number and value of any Buffered PLUS purchased and other specified personally identifiable information (the “personal information”), including the principal amount of Buffered PLUS that it has purchased and whether the purchaser is an “insider” of the issuer or the guarantor or a “registrant” for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation. By purchasing Buffered PLUS, the purchaser consents to the foregoing collection, use and disclosure of the personal information pertaining to the purchaser.

Furthermore, by purchasing Buffered PLUS, the purchaser acknowledges that the personal information concerning the purchaser (A) will be disclosed to the relevant Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and the purchaser consents to the disclosure of the personal information; (B) is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (C) is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation. By purchasing Buffered PLUS, the purchaser shall be deemed to have authorized such indirect collection of the personal information by the relevant Canadian securities regulatory authorities.

Questions about the indirect collection of personal information should be directed to the securities regulatory authority in the province of the purchaser, using the following contact information: in British Columbia, the British Columbia Securities Commission can be contacted at P.O. Box 10142, Pacific Center, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2 or at (604) 899-6500 or 1-800-373-6393; in Alberta, the Alberta Securities Commission can be contacted at Suite 600, 250 – 5th Street SW, Calgary, Alberta T2P 0R4 or at (403) 297-6454 or 1-877-355-0585; in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan can be contacted at Suite 601 – 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2 or at (306) 787-5842; in Manitoba, The Manitoba Securities Commission can be contacted at 500 – 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5 or at (204) 945-2561 or 1-800-655-5244; in Ontario, the Ontario Securities Commission can be contacted at 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8 or at (416) 593-8314 or 1-877-785-1555; in Québec, the Autorité des marchés financiers can be contacted at 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3 or at (514) 395-0337 or 1-877-525-0337; in New Brunswick, the Financial and Consumer Services Commission (New Brunswick) can be contacted at 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2 or at (506) 658-3060 or 1-866-933-2222; in Nova Scotia, the Nova Scotia Securities Commission can be contacted at Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia

June 2022	Page 19

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

B3J 2P8 or at (902) 424-7768; in Prince Edward Island, the Prince Edward Island Securities Office can be contacted at 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8 or at (902) 368-4569; and in Newfoundland and Labrador, the Director of Securities of the Government of Newfoundland and Labrador’s Financial Services Regulation Division can be contacted at P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John's, Newfoundland and Labrador A1B 4J6 or at (709) 729-4189; and (b) has authorized the indirect collection of the personal information by the securities regulatory authority or regulator in the local jurisdiction.

The purchaser acknowledges that each of the issuer and the guarantor is an entity formed under the laws of a jurisdiction outside of Canada. Some or all of the managers and officers of the issuer or the guarantor may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon such entity or such persons. All or a substantial portion of the assets of each of the issuer and the guarantor may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment in Canada against the issuer, the guarantor or their respective directors and officers or to enforce a judgment obtained in Canadian courts against the issuer, the guarantor or such persons outside of Canada. The Buffered PLUS will not be governed by the laws of any province or territory of Canada. Accordingly, it may not be possible to enforce Buffered PLUS in accordance with their terms in a Canadian court.

This document does not address the Canadian tax consequences of ownership of Buffered PLUS. Prospective purchasers should consult their own tax advisors with respect to the Canadian and other tax considerations applicable to them.

Supplemental information about the form of the Buffered PLUS:	The Buffered PLUS will initially be represented by a type of global security that we refer to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the Buffered PLUS to indicate that the master note evidences the Buffered PLUS.
Where you can find more information:

You may revoke your offer to purchase the Buffered PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Buffered PLUS prior to their issuance. In the event of any changes to the terms of the Buffered PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Buffered PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the Buffered PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the Buffered PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Buffered PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

June 2022	Page 20

JPMorgan Chase Financial Company LLC

Buffered PLUS Based on the Performance of the iShares® MSCI Emerging Markets ETF due January 6, 2025

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial. “Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

June 2022	Page 21